Exhibit 99.1

News Release
Quantenna Announces Second Quarter 2018 Financial Results
Record Revenue Highlights Quantenna’s Wi-Fi Performance Leadership
San Jose, CA - July 30, 2018 - Quantenna Communications, Inc. (NASDAQ:QTNA), a global leader and innovator of leading-edge performance Wi-Fi solutions, today announced preliminary unaudited financial results for the second quarter ended July 1, 2018.
"The strength of our second quarter operating results further demonstrates the success of our product offerings. During the quarter, our latest cable MSO initiated its full volume rollout of our Wave 3 10G solution. With strong engagement and positive feedback from our customers, we are also excited about our upcoming 802.11ax solutions,” commented Dr. Sam Heidari, Chairman and Chief Executive Officer.
“We expect record revenue in the third quarter driven by continued growth from our Wave 3 10G products. We also expect record revenue from our Wave 2 products as these solutions continue expanding our addressable market into mainstream opportunities requiring a high-performance Wi-Fi experience.”
Financial Summary

	Three Months Ended			Six Months Ended
	July 1, 2018	July 2, 2017	% Change	July 1, 2018	July 2, 2017	% Change

Revenue	$53,427	$47,085	13.5%	$98,544	$84,976	16.0%
Gross Profit	25,864	23,771	8.8%	48,629	42,355	14.8%
Gross Margin	48.4%	50.5%	(210) bps	49.3%	49.8%	(50) bps

Net income (loss):
GAAP	$1,032	$169		$(2,215)	$(716)
Non-GAAP	4,624	2,743		5,784	3,962

Net income (loss) per share - diluted:
GAAP	$0.03	$0.00		$(0.06)	$(0.02)
Non-GAAP	0.12	0.07		0.15	0.10

(in thousands except per share data, unaudited)

Commentary on the second quarter 2018 financial results by Company management is available at http://ir.quantenna.com/events.cfm.
Please see the note below regarding the use of non-GAAP financial measures, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Second Quarter Company Highlights

•	Record revenue of $53.4 million, representing year over year growth of 13% over the second quarter of 2017 and 18% sequential growth over the first quarter of 2018.

•	Second quarter GAAP diluted EPS of $0.03 compares to $0.00 in the second quarter of 2017. Second quarter non-GAAP dilutive EPS of $0.12 compares to $0.07 in the second quarter of 2017.

•	Second quarter GAAP operating income declined 15% compared to the second quarter of 2017. Second quarter non-GAAP operating income grew 59% compared to the second quarter of 2017.

•	Record revenue from both our Wave 3 10G and Wave 2 product segments.

•	Quantenna’s Spartan solutions are now successfully integrated into more than 20 shipping OEM designs targeting turnkey implementation by service providers.

•	The latest cable MSO initiated a full volume rollout using our Wave 3 10G technology in their next generation gateway.

•	Introduced ViSiON, an innovative cloud-based service for Quantenna enabled devices using advanced analytics to accelerate and improve service provider deployments of best-in-class Wi-Fi devices.

•	Announced the new QSR10GU-AX Plus targeting gateways and access points based on the draft IEEE 802.11ax standard that incorporates many unique performance features only offered by Quantenna.

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Business Outlook

Third Quarter 2018 Guidance Range
Revenue	$57M to $59M
Gross Margin
GAAP	48.64% +/- 50bps
Non-GAAP	48.75% +/- 50bps
Operating Expense
GAAP	$26.0M to $27.0M
Non-GAAP	$22.0M to $23.0M
Net income per share-diluted
GAAP	$0.04 - $0.06
Non-GAAP	$0.14 - $0.16

Gross margin, operating expense and net income GAAP to Non-GAAP reconciliation relates to stock based compensation expense and change in deferred tax assets.
Webcast and Conference Call
Quantenna management will host a conference call discussing the quarterly results and business outlook following this press release at 1:30 p.m. Pacific Time today. Individuals interested in listening to the conference call may do so by dialing (877) 239-5585 for domestic callers or (661) 378-9806 for international callers. Please reference Conference ID: 5986225. An audio webcast and replay will be available on the “Investor Relations” section of Quantenna’s website at http://ir.quantenna.com/events.cfm.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense and changes to deferred tax balances. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.
Forward-Looking Statements
This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the second quarter ended July 1, 2018, forecasted financial results for the third quarter of fiscal 2018, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products, including integration requirements with components from other third parties that are outside of our control; quarterly fluctuations in revenues and operating results; intense market competition, including competition from other companies that are larger and have greater resources and broader product ecosystem offerings; ability to accurately predict future revenue and expenses;

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potential cancellation of customer orders; risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intellectual property litigation risks; industry consolidation and risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; risks related to international operations, including the uncertainty and potential impact regarding increased tariffs and escalating trade tensions among countries; dependence of our customers on components from other third parties; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; the cyclical nature of the semiconductor industry; potential changes in tax and other laws affecting Quantenna’s business; adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the second quarter of 2018 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Quantenna Communications
Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts. Quantenna continues to innovate with the mission to perfect consumer’s Wi-Fi experience by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon to system and software, to provide total Wi-Fi network solutions. For more information, visit www.quantenna.com.

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Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data, unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Revenue	$53,427	$47,085	$98,544	$84,976
Cost of revenue	27,563	23,314	49,915	42,621
Gross profit	25,864	23,771	48,629	42,355
Operating expenses:
Research and development	17,084	16,055	34,685	28,688
Sales and marketing	3,979	3,276	8,474	6,191
General and administrative	4,518	4,106	8,716	7,496
Total operating expenses	25,581	23,437	51,875	42,375
Income (loss) from operations	283	334	(3,246)	(20)
Interest expense	—	(141)	—	(339)
Other income, net	230	186	564	387
Income (loss) before income taxes	513	379	(2,682)	28
(Provision) benefit for income taxes	519	(210)	467	(744)
Net income (loss)	$1,032	$169	$(2,215)	$(716)
Net income (loss) per share - basic	$0.03	$0.00	$(0.06)	$(0.02)
Net income (loss) per share - diluted	$0.03	$0.00	$(0.06)	$(0.02)

Shares used in computing net income (loss) per share:
Basic	36,511	33,881	36,179	33,494
Diluted	39,377	38,475	36,179	33,494

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Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Three months ended July 1, 2018				Three months ended July 2, 2017
	GAAP Measure	Stock-based Compensation Expense	Income Taxes*	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$53,427			$53,427	$47,085		$47,085
Gross profit	25,864	62		25,926	23,771	42	23,813
Gross margin	48.4%	0.1%		48.5%	50.5%	0.1%	50.6%
Research and development	17,084	2,529		14,555	16,055	1,414	14,641
Sales and marketing	3,979	593		3,386	3,276	410	2,866
General and administrative	4,518	1,145		3,373	4,106	708	3,398
Income from operations	283	4,329		4,612	334	2,574	2,908
(Provision) benefit for income taxes	519	—	(737)	(218)	(210)	—	(210)
Net income	$1,032	$4,329	$(737)	$4,624	$169	$2,574	$2,743
Basic shares outstanding	36,511			36,511	33,881		33,881
Basic earnings per share	$0.03			$0.13	$0.00		$0.08
Diluted shares outstanding	39,377			39,377	38,475		38,475
Diluted earnings per share	$0.03			$0.12	$0.00		$0.07

Non-GAAP Income Statement Items	Six months ended July 1, 2018				Six months ended July 2, 2017
	GAAP Measure	Stock-based Compensation Expense	Income Taxes*	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$98,544			$98,544	$84,976		$84,976
Gross profit	48,629	96		48,725	42,355	85	42,440
Gross margin	49.3%	0.1%		49.4%	49.8%	0.1%	49.9%
Research and development	34,685	4,922		29,763	28,688	2,619	26,069
Sales and marketing	8,474	1,577		6,897	6,191	763	5,428
General and administrative	8,716	2,326		6,390	7,496	1,211	6,285
Income (loss) from operations	(3,246)	8,921		5,675	(20)	4,678	4,658
(Provision) benefit for income taxes	467	—	(922)	(455)	(744)	—	(744)
Net income (loss)	$(2,215)	$8,921	$(922)	$5,784	$(716)	$4,678	$3,962
Basic shares outstanding	36,179			36,179	33,494		33,494
Basic earnings per share	$(0.06)			$0.16	$(0.02)		$0.12
Diluted shares outstanding	36,179			39,075	33,494		38,414
Diluted earnings per share	$(0.06)			$0.15	$(0.02)		$0.10

*Income tax adjustment relating to change in US Federal and State deferred tax assets.

Quantenna Communications, Inc.
Unaudited Forward-Looking Statements Regarding Business Outlook

Business Outlook	Three Months Ended September 30, 2018

	Low	High
Estimated GAAP diluted earnings per share	$0.04	$0.06
Estimated stock compensation expense	$(0.10)	(0.10)
Estimated Non-GAAP diluted earnings per share	$0.14	$0.16

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Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	July 1, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$23,421	$24,432
Marketable securities	96,661	94,195
Accounts receivable	29,700	26,786
Inventory	21,391	12,662
Prepaid expenses and other current assets	2,369	2,744
Total current assets	173,542	160,819
Deferred tax assets	36,482	35,422
Property and equipment, net	12,838	12,511
Intangible and other assets, net	3,901	3,952
Total assets	$226,763	$212,704
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,904	$3,754
Accrued liabilities and other current liabilities	23,155	21,065
Long-term debt, current portion	—	3,943
Total current liabilities	32,059	28,762
Other long-term liabilities	3,214	3,339
Total liabilities	35,273	32,101

Stockholders’ equity
Common stock	3	3
Additional paid-in capital	321,669	308,023
Accumulated other comprehensive loss	(751)	(207)
Accumulated deficit	(129,431)	(127,216)
Total stockholders’ equity	191,490	180,603
Total liabilities and stockholders’ equity	$226,763	$212,704

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Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Six Months Ended
	July 1, 2018	July 2, 2017

Cash flows from operating activities
Net loss	$(2,215)	$(716)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,263	1,024
Stock-based compensation expense	8,921	4,678
Deferred income taxes	(913)	—
Other	247	197
Changes in assets and liabilities:
Accounts receivable	(2,914)	(3,216)
Inventory	(8,729)	(5,165)
Prepaid expenses and other current assets	375	(1,898)
Deferred rent and other assets	101	(537)
Accounts payable	4,972	5,968
Accrued liabilities and other current liabilities	1,743	6,597
Net cash provided by operating activities	3,851	6,932
Cash flows from investing activities
Purchase of property and equipment	(1,378)	(2,446)
Purchase of long-term investment	(590)	—
Purchase of marketable securities	(38,998)	(71,169)
Maturities of marketable securities	36,120	4,994
Net cash used in investing activities	(4,846)	(68,621)
Cash flows from financing activities
Proceeds from issuance of common stock, net	5,312	3,980
Payments of taxes withheld for vested stock awards	(689)	—
Payments related to intangible asset purchase	(544)	—
Repayments of long-term debt	(3,943)	(1,105)
Net cash provided by financing activities	136	2,875
Effect of exchange rates on cash and cash equivalents	(152)	—
Net decrease in cash and cash equivalents	(1,011)	(58,814)
Cash and cash equivalents
Beginning of period	24,432	117,045
End of period	$23,421	$58,231

Quantenna Communications, Inc.
Vernon Essi, Jr.
669-209-5647
vessi@quantenna.com

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